Exhibit 5.01

OPINION OF WARD AND SMITH, P.A.

May 20, 2008

etrials Worldwide, Inc.
4000 Aerial Center Parkway
Morrisville, North Carolina  27560

RE: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to etrials Worldwide, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the increase by the Company of the shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), pursuant to the Company’s 2005 Performance Equity Plan (the “Plan”) from 3,147,301 to 3,500,000 shares.

We have examined such corporate records, documents, instruments and certificates of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein.  In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

Based upon such examination and review, we are of the opinion that, when issued and sold in the manner described in the Plan and pursuant to the agreements which accompany each grant under the Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware. With respect to the laws of the State of Delaware, we are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WARD AND SMITH, P.A.
/s/ Ward and Smith, P.A.